Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

EBR Systems, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share, issuable upon the exercise of outstanding options granted under the 2021 Equity Incentive Plan	(1)	Other	575,381	$2.67	$1,536,267.27	0.0001381	$212.16
Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	(2)	Other	1,225,656	$1.94	$2,377,772.64	0.0001381	$328.37

Total Offering Amounts:						$3,914,039.91		540.53
Total Fee Offsets:								0.00
Net Fee Due:								$540.53

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”) that become issuable under the registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

The amount registered reflects an automatic increase to the number of shares of Common Stock reserve for issuance upon the exercise of outstanding stock options granted under the 2021 Plan. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and the aggregate offering price are based on $2.67 with respect to outstanding options granted under the 2021 Plan, which is the weighted-average exercise price for outstanding options granted under the 2021 Plan.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”) that become issuable under the registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

The amount registered reflects an automatic increase to the number of shares of Common Stock reserved for issuance pursuant to future awards under the 2021 Plan, which annual increase is provided for in the 2021 Plan.

The proposed maximum offering price per unit is estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.94 per share, which is the average of the high and low prices of Common Stock, as reported on the Australian Securities Exchange in equivalent U.S. dollars, as of August 21, 2026, within 5 business days prior to filing this Registration Statement.